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                                                                    EXHIBIT 10.5

                               L & C SPINCO, INC.

                            LONG-TERM INCENTIVE PLAN

                     (Effective as of ______________, 2001)

         1. PURPOSE. The purposes of the L & C Spinco, Inc. Long-Term Incentive Plan (the "Plan") are to provide additional incentives to those officers and key executives of L & C Spinco, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) whose substantial contributions are essential to the continued growth and profitability of the Company's businesses, to strengthen their commitment to the Company and its Subsidiaries, to further motivate those officers and other executives to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent and dedicated individuals whose efforts will result in the long term growth and profitability of the Company and, over time, appreciation in the market value of its stock. To accomplish these purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Aspiration Achievement Incentive Awards, Restricted Stock, Performance Units and Performance Shares (as each term is hereinafter defined).

         In connection with the spin-off of the Company by National Service Industries, Inc. ("NSI"), effective __________, 2001, Options and Awards will be granted under this Plan as Replacement Awards to former employees of NSI and its Subsidiaries who become employees of the Company and its Subsidiaries.

         2.       DEFINITIONS. For purposes of the Plan:

                  (a) "ADJUSTED FAIR MARKET VALUE" means in the event of a Change in Control, the greater of (i) the highest price per share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

                  (b) "AGREEMENT" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

                  (c) "ASPIRATION ACHIEVEMENT INCENTIVE AWARD" or "ASPIRATION AWARD" means an Award granted to an Eligible Employee, as described in Section 7 of the Plan.

                  (d) "AWARD" means a grant of an Aspiration Award, Restricted Stock, Performance Awards, or any or all of them.

                  (e)      "BOARD" means the Board of Directors of the Company.

                  (f) "BUSINESS UNIT" means any of the operating units or divisions of the Company, or its Subsidiaries, designated as a Business Unit by the Committee.

                  (g) "CHANGE IN CAPITALIZATION" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise, which in the judgment of the Committee is material or significant.

                  (h) "CHANGE IN CONTROL" means any of the following events:

                           (i) The acquisition (other than from the Company) by any "Person" (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or


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                           (ii)     The individuals who, as of ___________,
                  2001, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                           (iii) A merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

                           (iv) A complete liquidation or dissolution of the
                  Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                           Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 2(g)(i), solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities, under one or more employee benefit plans maintained by the Company or any of its subsidiaries or
         (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                  (i) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (j) "COMMITTEE" means a committee consisting of two or more non-employee members of the Board who are appointed by the Board to administer the Plan and to perform the functions set forth herein.

                  (k) "COMPANY" means L & C Spinco, Inc., a Delaware corporation, or any successor corporation.

                  (l) "DISABILITY" means a physical or mental incapacity which impairs the Optionee's or Grantee's ability to substantially perform his duties for a period of one hundred eighty (180) consecutive days, as determined by the Committee.

                  (m) "ELIGIBLE EMPLOYEE" means any officer or other designated employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards, subject to the conditions set forth herein.

                  (n) "EMPLOYEE BENEFITS AGREEMENT" means the Employee Benefits Agreement between NSI and the Company dated as of ___________, 2001, which provides for the treatment of the employee plans in connection with the spin-off of the Company from NSI.

                  (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (p) "FAIR MARKET VALUE" means the fair market value of the Shares as determined in good faith by the Committee; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to Quotation on NASDAQ and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

                  (q) "GRANTEE" means a person to whom an Award has been granted under the Plan.

                  (r) "INCENTIVE STOCK OPTION" means an Option within the meaning of Section 422 of the Code.

                  (s) "NAMED EXECUTIVE OFFICER" means an Eligible Employee who as of the date of grant, vesting and/or payout of an Award or Option is deemed by the Committee to be a "covered employee" as defined in Code Section 162(m) and the regulations thereunder.


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                  (t)      "NONQUALIFIED STOCK OPTION" means an Option which is
         not an Incentive Stock Option.

                  (u) "NSI LONG-TERM INCENTIVE PLANS" means the long-term incentive plans sponsored by NSI, including the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and the National Service Industries, Inc. Long-Term Incentive Plan.

                  (v) "OPTION" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

                  (w) "OPTIONEE" means a person to whom an Option has been granted under the Plan.

                  (x) "PARTICIPANT" means an Eligible Employee who has an outstanding Award or Option under the Plan.

                  (y) "PERFORMANCE AWARDS" means Performance Units, Performance Shares or either or both of them.

                  (z) "REPLACEMENT AWARDS" means Options or Awards that are issued in substitution of options or grants of restricted stock that were granted under the NSI Long-Term Incentive Plans to employees of NSI and its Subsidiaries who become employees of the Company and its Subsidiaries (or who are otherwise considered Transferred Employees under the Employee Benefits Agreement) as of the date of the spin-off of the Company to the shareholders of NSI. As provided in Section ___, the Replacement Awards shall have the same material terms and conditions under the Plan as such awards had under the respective NSI Long-Term Incentive Plans.

                  (aa) "PERFORMANCE CYCLE" means the time period specified by the Committee at the time an Aspiration Award or a Performance Award is granted during which the performance of the Company, a Subsidiary or a Business Unit will be measured.

                  (bb) "PERFORMANCE SHARES" means Restricted Stock granted under Section 9 of the Plan.

                  (cc) "PERFORMANCE UNIT" means Performance Units granted under Section 9 of the Plan.

                  (dd) "RESTRICTED STOCK" means Shares issued or transferred to an Eligible Employee which are subject to restrictions. Restricted Stock may be subject to restrictions which lapse over time without regard to the performance of the Company, a Subsidiary or a Business Unit, pursuant to Section 8 hereof, or may be awarded as Performance Shares pursuant to Section 9 hereof.

                  (ee) "RETIREMENT" means the voluntary termination of employment by the Grantee or Optionee at any time on or after the Grantee or Optionee attains age 65.

                  (ff) "SHARES" means the common stock, par value $.01 per share, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

                  (gg) "SUBSIDIARY" means any corporation in an unbroken chain of corporations, beginning with the Company (or NSI), if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Subsidiary" shall also include a partnership in which the Company or a Subsidiary owns 50% or more of the profits interest or capital interest in the partnership.

                  (hh) "SUCCESSOR CORPORATION" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes an Option in a transaction to which
         Section 424(a) of the Code applies.

                  (ii) "TEN-PERCENT STOCKHOLDER" means an Eligible Employee who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

                  (jj) "TERMINATION FOR CAUSE" means the Optionee or Grantee has terminated employment and has been found by the Committee to be guilty of theft, embezzlement, fraud or misappropriation of the Company's property or any action which, if the individual were an officer of the Company, would constitute a breach of fiduciary duty.


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         3.       ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee which shall hold such meetings as may be necessary for the proper administration of the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, or any Agreements, Options or Awards under the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

                  (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

                           (i) to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

                           (ii) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the amount of Aspiration Award and Shares payable, the number of Performance Units, Performance Shares, and/or shares of Restricted Stock, to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such Award, the maximum value of each Award, and to make any amendment or modification to any Agreement consistent with the terms of the Plan; provided, however, that the Board can exercise any of the powers set forth in this Section 3(b), subject to any limitations imposed by Code Section 162(m) or Rule 16b-3 under the Exchange Act.

                  (c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

                           (i) to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, a Subsidiary, and the Optionees and Grantees, as the case may be;

                           (ii) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                           (iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

                           (iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4.       SHARES SUBJECT TO PROGRAM.

                  (a) The maximum number of Shares that may be issued or transferred pursuant to Options and Awards under the Plan is ______________ Shares (or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 11) The Shares may, in the discretion of the Company, be authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise, or a combination of each.

                  (b) Not more than an aggregate of _______ percent (___%) of the Shares referred to in Section 4(a) may be issued or transferred in connection with Aspiration Achievement Incentive Awards made pursuant to Section 7, Awards of Restricted Stock made pursuant to
         Section 8, and Awards of Performance Shares and Performance Units pursuant to Section 9.

                  (c) Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason (other than by exercise of the Option), the Shares allocable to the canceled or otherwise terminated portion of such Option


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         or Award may again be the subject of Options and Awards hereunder.

                  (d) Whenever any Shares subject to an Award or Option are forfeited for any reason pursuant to the terms of the Plan, such shares may again be the subject of Options and Awards hereunder.

                  (e) With respect to Shares used to exercise an Option or for tax withholding, the Committee shall, in its discretion and in accordance with applicable law, determine whether to include such shares in determining the maximum number of Shares that may be issued under the Plan.

         5. ELIGIBILITY. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards; provided, however, that no Eligible Employee shall receive any Incentive Stock Options unless he is an employee of the Company or a Subsidiary (other than a Subsidiary that is a partnership) at the time the Incentive Stock Option is granted.

         6. OPTIONS. The Committee may grant Options in accordance with the Plan and the terms and conditions of the Option shall be set forth in an Agreement. The Committee shall have sole discretion in determining the number of Shares underlying each Option to grant a Participant; provided, however, that in the case of any Incentive Stock Option granted under the Plan, the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) shall not exceed $100,000. The maximum number of Shares subject to Options which can be granted under the Plan during a fiscal year of the Company to any Participant, including a Named Executive Officer, is __________ Shares. Each Option and Agreement shall be subject to the following conditions:

                  (a) PURCHASE PRICE. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided, that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  (b) DURATION. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                  (c) NON-TRANSFERABILITY. Unless the Committee otherwise provides in the Agreement, no Option granted hereunder shall be transferable by the Optionee, otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                  (d) VESTING. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal or the same for each Optionee) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

                  (e) METHOD OF EXERCISE. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office (or to such other person or address as may be designated by the Committee), specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, as determined by the Committee in its discretion or as provided in the Agreement, in cash, by check, or by transferring Shares to the Company or by attesting to the ownership of Shares upon such terms and conditions as determined by the Committee. The written notice pursuant to this Section 6(e) may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares the Optionee transfers to the Company or attests to owning as payment of the purchase price under an Option shall be valued at their


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         Fair Market Value on the day preceding the date of exercise of such
         Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                  (f) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

                  (g) TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions of the Option upon the termination of the Optionee's employment with the Company, a Subsidiary or a Business Unit (including an Optionee's ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business Unit), as the Committee may, in its discretion, determine at the time the Option is granted or thereafter, provided, however no Option shall be exercisable beyond its maximum term as described in Section 6(b) hereof.

                  (h) EFFECT OF CHANGE IN CONTROL. Unless otherwise provided in the Agreement, in the event of a Change in Control, (i) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and (ii) an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in the amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, at the time of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option.

                  (i) MODIFICATION. Subject to the terms of the Plan, the Committee may, in its discretion, modify outstanding Options. Notwithstanding the foregoing, (a) no modification of an Option shall adversely alter or impair any rights or obligations under the Agreement without the Optionee's consent, and (b) the Committee shall not have authority to materially modify outstanding options or accept the surrender of outstanding options and grant new options in substitution for them or to change the exercise price of any outstanding Option.

                  (j) REPLACEMENT AWARDS. Each Replacement Award for an option granted under the NSI Long-Term Incentive Plans shall reflect the adjustments provided for in the Employee Benefits Agreements and shall have the same material terms and conditions as the award it replaces under the NSI Long-Term Incentive Plans, as determined by the Committee. Notwithstanding any other provision in this Plan to the contrary, no Replacement Award in substitution of an award that qualified as an Incentive Stock Option immediately before the grant of the Replacement Award shall contain any term that is materially more favorable than the terms of the substituted award which makes the award no longer qualify as an Incentive Stock Option.

         7.       ASPIRATION ACHIEVEMENT INCENTIVE AWARDS.

                  (a) GRANT OF ASPIRATION AWARDS. Subject to the terms of the Plan, the Committee may grant Aspiration Awards to Eligible Employees. The Committee shall have the discretion to determine the amount of each Aspiration Award and the other terms and conditions relating to the grant of such awards.

                  (b) TERMS OF ASPIRATION AWARDS. The following rules shall apply to the Aspiration Awards:

                           (i)      Prior to or at the beginning of the
                  Performance Cycle (or within such time period as is permitted by Code Section 162(m) and the regulations thereunder), the Committee shall determine, based upon the Participant's salary and level of responsibility, the Aspiration Award applicable to the Participant. The Award will contain performance levels related to the Performance Measure(s) that will determine the actual award the Participant will receive at the end of the Performance Cycle. The Committee will select one or more of the Performance Measures listed on Appendix A (which objectives may be different for different Participants or Performance Cycles) for purposes of the Aspiration Awards under the Plan. Performance Measures may be in respect of the performance of the Company and its Subsidiaries on a consolidated basis, or a Subsidiary or a Business Unit, or some combination of the foregoing. Performance levels with respect to a Performance Measure may be absolute or relative and may be expressed in terms of a progression within a


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                  specified range. The agreement for an Aspiration Award may provide for such adjustments to the financial performance of the Company (or a Business Unit or Subsidiary) for the Performance Cycle as the Committee deems appropriate and are not inconsistent with Code Section 162(m). Aspiration Awards may also include performance levels that relate to individual achievements or goals. Except with respect to Named Executive Officers, the Committee may establish additional Performance Measures for purposes of Aspiration Awards under the Plan. Further, in the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing Performance Measures for Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

                           (ii) No Participant may receive an Aspiration Award in excess of $___ million with respect to a single Performance Cycle.

                  (c) EARNING OF ASPIRATION AWARDS. After the applicable Performance Cycle has ended, the Committee shall certify the extent to which the performance levels for the Performance Measure(s) have been achieved. In addition to any adjustments provided for by the Agreement, the Committee may, in determining whether the performance levels have been met, adjust the financial results for a Performance Cycle to exclude the effect of unusual charges or income items, or other events (such as acquisitions or divestitures and equity and other restructurings), which are distortive of financial results for the Performance Cycle; provided, that, with respect to Named Executive Officers, in determining financial results, items whose exclusion from consideration will increase the Award shall only have their effects excluded if they constitute "extraordinary" or "unusual" events or items under generally accepted accounting principles and all such events and items shall be excluded. The Committee shall also adjust the performance calculations to exclude the unanticipated effect on financial results of changes in the Code, or other tax laws, and the regulations thereunder. The Committee may decrease the amount of an Award otherwise payable if, in the Committee's view, the financial performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the Performance Measure was achieved.

                           The Agreement may provide the Committee with the right, during a Performance Cycle or after it has ended, to revise the performance levels for the Performance Measure and the Award amounts, if unforeseen events (including, without limitation, a Change in Capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the judgment of the Committee make the application of the performance levels unfair unless a revision is made. For Named Executive Officers, such changes shall be made in a manner that is not inconsistent with Code Section 162(m).

                  (d) FORM AND TIMING OF PAYMENT OF ASPIRATION AWARDS. The Agreement shall set forth the manner in which payment of earned Aspiration Awards will be made. Payment will be made in cash or in Shares, or in a combination of cash and Shares, as determined by the Committee in the Agreement. Payment will be made as soon as practical after the end of the Performance Cycle to which the Award relates. Unless the Committee provides otherwise in the Agreement, for purposes of the portion of the Award paid in Shares, the Shares shall be valued as the average of their Fair Market Value for the last 10 trading days of the Performance Cycle. Notwithstanding the foregoing, the Committee may permit a Participant to elect to surrender all or a portion of an earned Aspiration Award in exchange for Options upon such terms and conditions as may be established by the Committee. The Committee may, in its sole discretion, defer payment of an Award or a portion thereof and provide for payment at a later date, if the Committee believes such payment if not deferred would violate Section 162(m).

                  (e) TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions of the Aspiration Award upon the termination of the Participant's employment with the Company, Subsidiary or a Business Unit (including a Participant's ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business Unit), as the Committee may, in its discretion, determine at the time the Aspiration Award is granted or thereafter.

                  (f) NONTRANSFERABILITY. Unless the Agreement provides otherwise, Aspiration Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, if amounts are payable after the Participant's death, by will or by the laws of descent and distribution.

                  (g) EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control, the Participant shall earn and become entitled to payment of such portion of the Aspiration Award as set forth in the Agreement. The time of payment of the Aspiration Award and the form of such payment shall also be as set forth in the Agreement.

         8. RESTRICTED STOCK. The Committee may grant Awards of Restricted Stock, and may issue Shares of Restricted Stock in payment in respect of Aspiration Awards or vested Performance Units (as hereinafter provided in Section 9(b)), which shall be evidenced by an Agreement between the Company and the Grantee. Shares of Restricted Stock may be granted or awarded based upon the achievement of such Performance Measures (as listed on Appendix A) as the Committee may determine and subject to such other terms and conditions as the Committee may specify. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Stock. Notwithstanding the foregoing, no modification of an award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent. The aggregate maximum number of Shares that may be awarded under a Restricted Stock Award and an Award of Performance Shares and Performance Units to a Participant during any fiscal year of the Company is ___________ Shares and Units. Awards of Restricted Stock shall be subject to the following terms and provisions:

                  (a) RIGHTS OF GRANTEE. Shares of Restricted Stock granted pursuant to an Award hereunder shall be recorded in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                  (b) NONTRANSFERABILITY. Unless the Agreement provides otherwise, until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in
         Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

                  (c)      LAPSE OF RESTRICTIONS.

                           (i) GENERALLY. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may provide in the Agreement.

                           (ii) EFFECT OF CHANGE IN CONTROL. Unless the Agreement provides otherwise, in the event of a Change in Control, all restrictions upon any Shares of Restricted Stock (other than Performance Shares) shall lapse immediately and all such Shares shall become fully vested in the Grantee.

                  (d) TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Grantee's employment with the Company, a Subsidiary or a Business Unit (including a forfeiture of Shares for which the restrictions have not lapsed upon Grantee's ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

                  (e) TREATMENT OF DIVIDENDS. At the time the Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the lapsing of restrictions imposed on such Shares, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares pursuant to Section 8(d) or otherwise.

                  (f) DELIVERY OF SHARES. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder (except any restrictions under Section 17).

                  (g) REPLACEMENT AWARDS. Each Replacement Award for restricted stock granted under the NSI Long-Term

         Incentive Plans shall reflect the adjustments provided for in the Employee Benefits Agreements and shall have the same material terms and conditions as the award it replaces under the NSI Long-Term Incentive Plans, as determined by the Committee.

         9.       PERFORMANCE AWARDS.

                  (a) PERFORMANCE OBJECTIVES. The Committee will select one or more of the Performance Measures listed on Appendix A attached hereto for purposes of Performance Awards under the Plan. Performance Measures may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Business Unit, or any combination of the foregoing. Performance Awards may also include performance levels that relate to individual achievements or goals. Performance objectives may be absolute or relative and may be expressed in terms of a progression within a specified range, with the Grantee becoming vested in (i) a minimum percentage of such Performance Awards in the event the Minimum Acceptable Objective is met or, if surpassed, a greater percentage (ii) an intermediate percentage of such Performance Awards in the event the Good Objective is met or, if surpassed, a greater percentage and (iii) one hundred percent (100%) of such Performance Awards in the event the Maximum Realistic Objective is met or surpassed. In addition to adjustments provided for by the Agreement, the Committee may, in determining whether the performance levels have been met, adjust the financial results for a Performance Cycle to exclude the effect of unusual charges or income items, or other events (such as acquisition or divestitures and equity and other restructurings), which are distortive of financial results for the Performance Cycle; provided, that, with respect to Named Executive Officers, in determining financial results, items whose exclusion from consideration will increase the Award shall only have their effects excluded if they constitute "extraordinary" or "unusual" events or items under generally accepted accounting principles and all such events and items shall be excluded. The Committee shall also adjust the performance calculations to exclude the unanticipated effect on financial results of changes in the Code, or other tax laws, and the regulations thereunder. The Committee may decrease the amount of an Award otherwise payable if, in the Committee's view, the financial performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the Performance Measure was achieved.

                           The Agreement may provide the Committee with the right, during a Performance Cycle or after it has ended, to revise the performance levels for the Performance Measure and the Award amounts, if unforeseen events (including, without limitation, a Change in Capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the judgment of the Committee make the application of the performance levels unfair unless a revision is made. For Named Executive Officers, such changes shall be made in a manner that is not inconsistent with Code Section 162(m).

                           Except with respect to Named Executive Officers, the Committee may establish additional Performance Measures for purposes of Performance Awards under the Plan. Further, in the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing Performance Measures for Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

                           The aggregate maximum number of Performance Units and Performance Shares and Shares of Restricted Stock a Participant may be awarded for any fiscal year of the Company shall be __________ Units and Shares.

                  (b) PERFORMANCE UNITS. The Committee may grant Performance Units, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Performance Unit shall, contingent upon the attainment of specified performance objectives within the Performance Cycle, represent one (1) Share. Each Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest, the Performance Cycle within which such objectives must be satisfied, and the form of payment in respect of vested Performance Units.

                           (i) VESTING AND FORFEITURE. A Grantee shall become vested with respect to the Performance Units to the extent that the performance objectives set forth in the Agreement are satisfied for the Performance Cycle. Subject to
                  Section 9(d) hereof, if the Minimum Acceptable Objective specified in the Agreement is not satisfied for the applicable Performance Cycle, the Grantee's rights with respect to the Performance Units shall be forfeited.

                           (ii) PAYMENT OF AWARDS. Payment of Performance Units to Grantees in respect of vested Performance Units shall be made within sixty (60) days after the last day of the Performance Cycle to which such Award relates. Subject to
                  Section 9(d), such payments may be made entirely in Shares, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion, shall determine at any time prior to such payment, provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock at the time the Award is granted. Except as provided in Section 9(d), and except as the Committee otherwise provides in the Agreement, if payment is made in the form of cash, the amount payable in respect of any Share shall be equal to the average of the Fair Market Value of such Share for the last ten (10) trading days of the Performance Cycle.

                           (iii) TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions of the Award of Performance Units upon the termination of the Grantee's employment with the Company, a Subsidiary, or a Business Unit (including a Grantee's ceasing to be employed by a Subsidiary or Business Unit as a result of the sale of such Subsidiary or Business Unit or an interest in such Subsidiary or Business
                  Unit) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

                  (c) PERFORMANCE SHARES. The Committee, in its discretion, may grant Awards of Performance Shares and shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, if any, and the terms and conditions as the Committee may, in its discretion, require, and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

                           (i) RIGHTS OF GRANTEE. The Committee shall provide at the time an Award of Performance Shares is made, the time or times at which the Performance Shares granted pursuant to such Award hereunder shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

                           (ii) NONTRANSFERABILITY. Unless the Agreement provides otherwise, until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 9(c)(3) or 9(d), such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

                           (iii) LAPSE OF RESTRICTIONS. Subject to Section 9(d), restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of performance and other objectives as the Committee may, in its discretion, determine at the time an Award is granted.

                           (iv) TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions of the Award of Performance Shares upon the termination of the Grantee's employment with the Company, a Subsidiary or a Division (including a Grantee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

                           (v) TREATMENT OF DIVIDENDS. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Performance Shares issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payments of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the lapsing of restrictions imposed on such Performance Shares, except that any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares pursuant to Section 9(c)(iv) or otherwise.

                           (vi) DELIVERY OF SHARES. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

                  (d) EFFECT OF CHANGE IN CONTROL. Unless the Agreement provides otherwise, in the event of a Change in Control:

                           (i) With respect to the Performance Units, the Grantee shall (i) become vested in a percentage of Performance Unit as determined by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control, a cash payment within ten (10) days after such Change in Control equal to the product of the Adjusted Fair Market Value of a Share multiplied by the number of Performance Units which become vested in accordance with this Section 9(d); and

                           (ii) With respect to the Performance Shares, all restrictions shall lapse immediately on all or a portion of the Performance Shares as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the Agreement.

                  (e) NONTRANSFERABILITY. Unless the Agreement provides otherwise, no Performance Awards shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution.

                  (f) DEFINITIONS. For purposes of Performance Awards, the following definitions shall apply:

                           (i) "GOOD OBJECTIVE" means a challenging and above average level of performance of the Company, a Subsidiary or a Business Unit during a Performance Cycle for which a performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

                           (ii) "MAXIMUM REALISTIC OBJECTIVE" means an excellent level of performance of the Company, a Subsidiary or a Business Unit during a Performance Cycle for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

                           (iii) "MINIMUM ACCEPTABLE OBJECTIVE" means a minimum level of performance of the Company, a Subsidiary or a Business Unit during a Performance Cycle for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

         10.      LOANS.

                  (a) The Company or any Subsidiary may make loans to a Grantee or Optionee in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan including the rate of interest, if any, as the Committee shall impose from time to time.

                  (b)      No loan made under the Plan shall exceed the sum of
         (i) the aggregate purchase price payable pursuant to the Option with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

                  (c) No loan shall have an initial term exceeding ten (10) years; provided, however, that loans under the Plan shall be renewable at the discretion of the Committee.

                  (d) Loans under the Plan may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date preceding the date of such payment is equal to the cash amount for which such Shares are transferred.

                  (e) A loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged Shares no longer required as security may be released into escrow or pursuant to the terms of the Option, Award or escrow agreement to the Optionee or Grantee.

         11.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

                  (a) In the event of a Change in Capitalization, the Committee shall determine in its discretion, exercised in good faith, the appropriate adjustments, if any, to the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan (in the aggregate and to an individual Participant), the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan, and the purchase price therefor, if applicable.

                  (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                  (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock, securities, Aspiration Awards, Performance Units or Performance Shares (other than rights or warrants to purchase securities), such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Aspiration Awards, Performance Units or Performance Shares pursuant to the Award or Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

         12. EFFECT OF CERTAIN TRANSACTIONS. Subject to Sections 6(h), 7(g), 8(c)(ii) and 9(d), in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms and each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or Award or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share.

         13. RELEASE OF FINANCIAL INFORMATION. A copy of the Company's annual report to stockholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company's stockholders. Upon reasonable request the Company shall furnish as soon as reasonably practicable, to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company's prior fiscal year.

         14. FOREIGN EMPLOYEES. In order to facilitate the making of any grant of Options or Awards under this Plan, the Committee may provide for such special terms for Options or Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

         15.      TERMINATION AND AMENDMENT OF THE PLAN.

                  (a) The Plan shall terminate on _______________, 2011, and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan (other than to reduce the rights of Optionees and Grantees, as the case may be, under Sections 6(h), 7(g), 8(c)(ii) and 9(d)), at any time and from time to time; provided, however, that to the extent legally required, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting.

                  (b) Except as provided in Sections 11 and 12 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

         16. NONEXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         17. LIMITATION OF LIABILITY. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

                  (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                  (c) limit in any way the right of the Company to terminate the employment of any person at any time (with or without Cause); or

                  (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

         18.      REGULATION AND OTHER APPROVALS; GOVERNING LAW.

                  (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof, except to the extent that such law is preempted by federal law.

                  (b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                  (d) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the code and regulations promulgated thereunder.

                  (e) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                  (f) Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

                  (g) In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Option under the Plan, the Committee may, subject to this Section 17, make any adjustments it deems appropriate in such Award or Option.

         19.      MISCELLANEOUS.

                  (a) MULTIPLE AGREEMENTS. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

                  (b)      WITHHOLDING OF TAXES.

                           (i) The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option or Award. If an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Optionee or Grantee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the Withholding Taxes to the Company, the Optionee or Grantee may make an irrevocable written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option or pursuant to an Award having an aggregate Fair Market Value equal to the Withholding Taxes.

                           (ii) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

                  (c) DESIGNATION OF BENEFICIARY. To the extent applicable to the type of Award, each Grantee (other than an Optionee) may designate a person or persons to receive in the event of his or her death, any Award or any amount payable pursuant thereto, to which he or she would then be entitled under the terms of the Plan. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.

                  (d) DEFERRAL. The Committee may permit a Participant to defer to another plan or program such Participant's receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise of an Option, earning of an Aspiration Award, the vesting of Restricted Stock or the earning of Performance Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         20.      EFFECTIVE DATE.  This Plan shall be effective ___________,
2001.

                                   APPENDIX A
                                       TO
                               L & C SPINCO, INC.
                            LONG-TERM INCENTIVE PLAN

         PERFORMANCE MEASURE                        GENERAL DEFINITION
         -------------------                        ------------------
         AATP Margin.............................   AATP divided by Sales

         Adjusted After-Tax Profit (AATP)........   APTP minus book income taxes (reported tax
                                                    rate applied to APTP)

         Adjusted Pre-Tax Profit (APTP)..........   Income before provision for income taxes plus
                                                    interest expense plus implied interest
                                                    on capitalized operating leases. The measure may
                                                    include or exclude income from discontinued
                                                    operations, extraordinary items, changes in
                                                    accounting principles, and restructuring
                                                    expense.

         Capitalized Economic Profit.............   Economic Profit divided by a predetermined
                                                    rate reflecting the cost of capital

         Capitalized Entity Value................   Sum of average invested capital in the
                                                    business and the Capitalized Economic
                                                    Profit

         Capitalized Equity Value................   Capitalized Entity Value minus total debt

         Cashflow................................   Net cash provided by operating activities
                                                    less net cash used for investing activities

         Cashflow Return on Capital..............   Cashflow divided by average invested capital

         Cashflow Return on Capitalized
         Entity/Equity Value.....................   Cashflow divided by Capitalized Entity/Equity Value

         Cashflow Return on Investment...........

         Change in Price of Shares...............

         Earnings Per Share......................   Primary or fully diluted earnings per share

         Economic Profit.........................   AATP minus a charge for capital

         Net Income..............................   Net income as reported in NSI's annual
                                                    financial statements or the books and records
                                                    of its segments.  The measure may
                                                    include or exclude income from discontinued
                                                    operations, extraordinary items, changes in
                                                    accounting principles, and restructuring expense.

         Net Income Return on Capital............   Net Income divided by average invested capital

         Return on Assets (ROA)..................   Net Income divided by average total assets

         Return on Equity (ROE)..................   Net Income divided by average stockholders'
                                                    equity

         Return on Gross Investment..............   Sum of Net Income plus depreciation
                                                    divided by sum of average invested capital plus
                                                    accumulated depreciation

         Return on Invested Capital..............   Net Income or AATP divided by average
                                                    invested capital

         Return on Net Assets (RONA).............   Net Income, APTP, or income before taxes,
                                                    divided by average net assets

         Sales...................................   Net sales of products and service revenues

         Sales Growth............................   Percentage change in Sales from year to year

         Total Return to Shareholders............   Percentage change in shareholder value (stock
                                                    price plus reinvested dividends)